Exhibit 99.1

Misonix Reports Receipt of Deficiency Letter from

The Nasdaq Stock Market LLC

For Immediate Release

Corporate Contact	Investor Contact
Joe Dwyer	Joe Diaz
Misonix, Inc.	Lytham Partners
631-927-9113	602-889-9700
jdwyer@misonix.com	mson@lythampartners.com

FARMINGDALE, NY — February 13, 2017 — Misonix, Inc. (Nasdaq: MSON), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, announced that it received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not filing its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 (the “Q2 10-Q”) by February 9, 2017 and disclosing that the Company will not be able to file the Q2 10-Q within the five-day extension period provided in Rule 12b-25(b) under the Securities Exchange Act of 1934, as amended, together with its prior and ongoing failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, was not in compliance with Listing Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Rules”) for continued listing.

The Company has previously submitted a plan to Nasdaq to regain compliance with the Rules and Nasdaq has granted the Company an exception until March 13, 2017 to regain compliance. The Company is required to submit to Nasdaq an update to the original compliance plan not later than February 27, 2017.

As previously disclosed, on February 9, 2017 the Company filed its Form 10-K for the fiscal year ended June 30, 2016, and management currently believes that the Company will be in a position to file the aforementioned delinquent Quarterly Reports on Form 10-Q not later than March 13, 2017.

At this time, this notification has no effect on the listing of the Company’s common stock on The Nasdaq Global Market.

About Misonix
Misonix, Inc. designs, develops, manufactures and markets therapeutic ultrasonic medical devices. Misonix's therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated in excess of $1.5 billion annually; Misonix's proprietary ultrasonic medical devices are used in spine surgery, neurosurgery, orthopedic surgery, wound debridement, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's website at www.misonix.com

Safe Harbor Statement
With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company's most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.